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                                                                   Exhibit 1.1.2

                                                               EXECUTION VERSION


                                 CELESTICA INC.

                                 US$250,000,000
                   7-5/8 % Senior Subordinated Notes due 2013


                             Underwriting Agreement


                                                              New York, New York
                                                                   June 16, 2005

Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
CIBC World Markets Corp.
RBC Capital Markets Corporation
Scotia Capital Inc.
Wachovia Capital Markets, LLC
McDonald Investments Inc.


As Representatives of the several Underwriters, c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019


Ladies and Gentlemen:

          Celestica Inc., a corporation organized under the laws of Ontario (the "Company"), proposes to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters"), for whom the Representatives (the "Representatives") are acting as representatives, US$250,000,000 aggregate principal amount of its 7-5/8% Senior Subordinated Notes due 2013 (the "Securities"). The Securities are to be issued under the Third Supplemental Indenture (the "Supplemental Indenture"), to be dated as of the Closing Date (as hereinafter defined), between the Company and JPMorgan Chase Bank, as trustee (the "Trustee") to the Indenture, dated as of June 16, 2004, between the Company and JPMorgan Chase Bank, as trustee (the "Base Indenture," and together with the Supplemental Indenture, the "Indenture"). To the extent there are no additional Underwriters listed on Schedule I other than the Representatives, the term Representatives as used herein shall mean the Representatives, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17

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hereof.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (Registration No. 333-69278) (the "First Registration Statement"), a registration statement on Form F-3 (Registration No. 333-12272) (the "Second Registration Statement") and a registration statement on Form F-3 (Registration No. 333-50240) (the "Third Registration Statement") under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Securities Act"), covering the registration of the Securities under the Securities Act, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 430A and Rule 424(b) under the Securities Act. The term "Registration Statement" shall mean collectively, the First Registration Statement, the Second Registration Statement and the Third Registration Statement, including exhibits and financial statements, as amended at the Execution Time, and, in the event any post-effective amendment thereto or any registration statement filed pursuant to Rule 462(b) under the Securities Act becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such registration statement, as the case may be. The information that was included in the Prospectus Supplement that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as the "Rule 430A Information". The term "Base Prospectus" means the prospectus as included in the Registration Statement as modified in a filing pursuant to Rule 430A and Rule 424(b) under the Securities Act. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. As used herein, the terms "Base Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act"). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system.

     The Company has caused the Trustee to prepare and file with the Commission a Statement of Eligibility under the Trustee Indenture Act of 1939, as amended (the "1939 Act") on Form T-1 (the "Form T-1").

          1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

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          (a) The Company meets the requirements for use of Form F-3 under the
Securities Act. The Registration Statement has become effective and the Indenture has been qualified under the 1939 Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, at all times subsequent thereto up to and including the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, at all times subsequent thereto up to and including the Closing Date will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion therein.

          (c) The consolidated financial statements of the Company incorporated by reference or included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operation and the consolidated changes in financial position of the Company and its subsidiaries for the periods specified; and such consolidated financial statements have been prepared in conformity with generally accepted accounting principles in Canada, consistently applied throughout the periods involved, and the audited consolidated financial statements have been reconciled to generally accepted accounting principles in the United States in accordance with applicable U.S. securities laws and comply as to form with the applicable accounting requirements of Regulation S-X. The summary and selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial information included in the Prospectus.

          (d) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

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          (e) During the six-month period prior to the date hereof, the Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

          (f) The Company has been duly incorporated, is validly existing under the Business Corporations Act (Ontario), has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered or qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a material adverse effect on condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (g) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered or qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (except for directors' qualifying shares), and, to the Company's knowledge, free and clear of all liens, encumbrances, equities or claims.

          (h) The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when the Supplemental Indenture has been executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (i) The Securities have been duly authorized by the Company and, at the Closing Date (or any applicable Closing Date), will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement

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of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (j) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus.

          (k) The execution and delivery by the Company of this Agreement, the Supplemental Indenture and the Securities, and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture will not contravene or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) any provision of applicable law or the articles of incorporation or bylaws of the Company; (ii) any agreement or instrument binding upon the Company or any of its subsidiaries; or (iii) any statute, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, with respect to clause
(ii), as would not have a Material Adverse Effect, and no consent, filing, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Indenture except the filing of the Prospectus with the Commission pursuant to Rule 430A and Rule 424(b) and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and except for the qualification of the Indenture under the 1939 Act.

          (l) This Agreement has been duly authorized, executed and delivered by the Company.

          (m) Subsequent to the date of the Prospectus Supplement, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any supplement thereto subsequent to the date of this Agreement).

          (n) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

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          (o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state, provincial, and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

          (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (other than ordinary purchases in connection with its employee equity based compensation plan), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock except pursuant to its normal course issuer bid other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

          (t) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the

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Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case except as described in the Prospectus or such as would not have a Material Adverse Effect.

          (u) (i) Neither the Company nor any subsidiary listed on Schedule II hereto is in violation or default of any provision of its articles of incorporation or bylaws, and (ii) (A) neither the Company nor any subsidiary is in violation or default of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (B) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clause (ii) only, where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

          (v) KPMG LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

          (w) The Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

          (x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except pursuant to applicable law or as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

          (y) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade

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names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, filing or finding, would have a Material Adverse Effect.

          (z) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and each such pension plan which is intended to be qualified under Section 401 of the Code is so qualified in all material respects; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each pension plan and "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred any liability under (i) Title IV of ERISA with respect to the termination of or withdrawal from any plan subject thereto, or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (aa) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

          (bb) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could be reasonably expected to have a Material Adverse Effect.

          (cc) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Prospectus.

          (dd) The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, provincial, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the

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Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Prospectus.

          (ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ff) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent applicable to a "foreign private issuer" as defined in the Exchange Act.

          (gg) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          (hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"), in each case except as would not have a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any

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arbitrator involving the Company or any of its subsidiaries with respect to the
Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the Securities Activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (jj) The subsidiaries of the Company listed on Schedule II hereto are the only "significant subsidiaries" (as defined in Rule l-02 of Regulation S-X under the Act) of the Company.

          (kk) The Company shall use the net proceeds of the offering of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

          Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms hereof shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100.0% of the principal amount thereof, plus accrued interest, if any, from June 23, 2005 to the Closing Date, the principal amount of Securities set forth opposite such Underwriter's name in Schedule I hereto. The Company agrees to pay to each Underwriter a commission equal to 1.5% of the principal amount of Securities set forth opposite such Underwriter's name in Schedule I hereto.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on June 23, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof (from which the underwriting commission payable by the Company shall have been deducted) to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The

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Depository Trust Company unless the Representatives shall otherwise instruct.

          4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Underwriters shall have received at the Closing Date an opinion of Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Company, dated the Closing Date, to the effect that:

                 (i) the Company has been duly incorporated, is existing as a corporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered or qualified to transact business and is in good standing in each jurisdiction in Canada in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a Material Adverse Effect;

                 (ii) each subsidiary of the Company set forth in a schedule to such counsel's opinion incorporated in a province or under the federal laws of Canada (a "Canadian Subsidiary") has been duly incorporated, is existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered or qualified to transact business and is in good standing in the Province of Ontario;

                 (iii) the authorized capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                 (iv) all of the issued shares of capital stock of each Canadian Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are registered in the name of the Company or a subsidiary of the Company;

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                 (v)    this Agreement has been duly authorized, executed and,
          to the extent delivery is a matter governed by the laws of the Province of Ontario, delivered by the Company;

                 (vi) the Company has all requisite corporate power and authority to enter into the Supplemental Indenture and to perform its obligations under the Indenture, and the Supplemental Indenture has been duly authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Ontario, delivered by the Company;

                 (vii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Securities, the Securities have been duly authorized, executed and, to the extent delivery is a matter governed by Ontario law, delivered by the Company.

                 (viii) the execution and delivery by the Company of this Agreement, the Supplemental Indenture and the Securities, the consummation by the Company of the transactions contemplated in this Agreement and the Supplemental Indenture, and the performance and compliance by the Company of and with its obligations under the Securities, this Agreement and the Indenture will not contravene the articles of incorporation or bylaws of the Company or any provision of applicable laws of the Province of Ontario or any federal laws of Canada applicable therein or such agreements or instruments set forth in a schedule to such counsel's opinion (including, to the best of such counsel's knowledge, such agreements and instruments identified on such schedule as secondary agreements and instruments), or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court in Canada having jurisdiction over the Company or any Canadian Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency in Canada is required for the performance by the Company of its obligations under this Agreement except such as have been obtained and such counsel does not express an opinion as to the private placement exemptions available for the offer and sale of the Securities in provinces of Canada;

                 (ix) the statements in the Prospectus under the caption "Material Canadian Federal Income Tax Considerations" and "Description of Certain Indebtedness -- $600.0 Million Revolving Term Credit Facility" insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly summarize the matters referred to therein in all material respects;

                 (x) to the best of such counsel's knowledge, there are no legal or governmental proceedings in Canada pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that, if determined adversely, would have a Material Adverse Effect;

                 (xi) the form and terms of the Securities have been duly authorized by the Company; and

                 (xii) such counsel (A) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus, as of its date, contained and, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely on, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Section 5(a) include any amendment or supplement thereto at the Closing Date.

          (b) The Underwriters shall have received at the Closing Date an opinion of Kaye Scholer LLP, U.S. counsel for the Company, dated the Closing Date, to the effect that:

                 (i) each significant subsidiary of the Company incorporated in the State of Delaware has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the respective states set forth in a schedule to such counsel's opinion;

                 (ii) the execution and delivery by the Company of the Supplemental Indenture, this Agreement and the Securities, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities and the consummation by the Company of the transactions contemplated herein and in the Indenture, the Prospectus, and the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Securities, this Agreement and the Indenture will not contravene any provision of applicable federal law of the United States or the laws of the State of New York or the General Corporation Law of the State of Delaware or, to the best of such counsel's knowledge, such agreements or instruments set forth in a schedule to such counsel's opinion, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court in the United States having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency in the United States is required for the performance by the Company of its obligations under this Agreement and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities by the Underwriters and the qualification of the Indenture under the 1939 Act;

                 (iii) assuming the due authorization, execution and delivery of this Agreement by the Company under the laws of Ontario and the federal laws of Canada applicable therein, this Agreement (to the extent execution and delivery are governed by the laws of the State of New York) has been duly executed and delivered by the Company;

                 (iv) assuming the due authorization, execution and delivery of the Supplemental Indenture by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein and assuming the due authorization, execution and delivery of the Supplemental Indenture by the Trustee, the Indenture (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law); the Indenture has been duly qualified under the applicable provisions of the Trust Indenture Act;

                 (v) assuming the due authorization, execution, issuance and delivery of the Securities by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein and assuming the due authentication of the Securities by the Trustee in the manner described in its certificate delivered to the Representatives on the Closing Date (which fact we have not determined by an inspection of the

          Securities) and in accordance with the terms of the Indenture and the Securities, the Securities (to the extent that execution and delivery of the Securities in accordance with the terms of the Indenture are governed by the laws of the State of New York) have been duly executed and delivered and (assuming the due authorization, execution and delivery thereof by the Trustee) constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                 (vi) the statements (A) in the Prospectus under the captions "Material United States Federal Income Tax Considerations", "Description of the Notes," "Description of Certain Indebtedness," and
          (B) in "Item 8 - Litigation" of the Company's most recent annual report on Form 20-F incorporated by reference in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects (except for the Business Corporations Act (Ontario) and the By-laws of the Company as to which such counsel need not express any belief);

                 (vii) the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus and the Securities are in the form contemplated by the Indenture (which fact we have not determined by an inspection of the Securities);

                 (viii) to the best of such counsel's knowledge, there are no legal or governmental proceedings in the United States pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                 (ix) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                 (x) all of the issued shares of capital stock of each significant subsidiary incorporated in the State of Delaware have been duly and validly issued, are fully paid and non-assessable and are owned by the Company or by a subsidiary of the Company, free and clear of consensual liens or security interests granted by the owners thereof;

                 (xi) the Registration Statement has become effective under the Securities Act, the Indenture has been duly qualified under the 1939 Act and the Indenture and the Form T-1 were filed with the Commission prior to the effectiveness of the Registration Statement; any required filing of the Prospectus has been made in the manner and within the time period required by Rule 430A and 424(b) under the Securities Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission under the Securities Act; and

                 (xii) (A) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (B) nothing has come to such counsel's attention that has caused it to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus, as of its date, contained and, as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Section 5(b) include any amendment or supplement thereto at the Closing Date.

          (c) The Representatives shall have received from Weil, Gotshal & Manges LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Representatives shall have received from Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) With respect to Section 5(a), 5(b), 5(c) and 5(d) above, Davies Ward Phillips & Vineberg LLP, Kaye Scholer LLP, Weil, Gotshal & Manges LLP and Osler, Hoskin & Harcourt LLP, respectively, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinions of Davies Ward Phillips & Vineberg LLP and Kaye Scholer LLP described in Sections 5(a) and 5(b), respectively, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f) The Underwriters shall have received at the Closing Date an opinion of Ogier & Boxalls, Cayman Islands counsel for the Company, dated the Closing Date, to the effect that:

               (i) Each of Celestica Cayman Holdings 1 Limited ("Celestica Cayman") and IMS International Manufacturing Services Limited ("IMS International") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and Prospectus Supplement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either Celestica Cayman or IMS International, as applicable;

               (ii) all of the issued shares of capital stock of both Celestica Cayman and IMS International have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or through a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims; and

               (iii) to such counsel's knowledge, there are no legal or governmental proceedings in the Cayman Islands pending or threatened to which either Celestica Cayman or IMS International is a party or to which any of the properties of either Celestica Cayman or IMS International is subject that, if determined adversely, would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (g) The Underwriters shall have received at the Closing Date an opinion of Drew & Napier LLC, Singapore counsel for the Company, dated the Closing Date, to the effect that:

               (i) Each of Celestica Singapore Pte. Ltd. ("Celestica Singapore") and Celestica Holdings Pte Ltd. ("Celestica Holdings") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and Prospectus Supplement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either Celestica Singapore or Celestica Holdings, as applicable;

               (ii) all of the issued shares of capital stock of both Celestica Singapore and Celestica Holdings have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or through a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims; and

               (iii) to such counsel's knowledge, there are no legal or governmental proceedings in Singapore pending or threatened to which either Celestica Singapore or Celestica Holdings is a party or to which any of the properties of either Celestica Singapore or Celestica Holdings is subject that, if determined adversely, would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          The opinions of Ogier & Boxalls and Drew & Napier LLC, described in
     Section 5(f) and 5(g), respectively, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (h) The Company shall have furnished to the Representatives a certificate of the Company, signed by either the Chief Executive Officer or the Chief Financial Officer and a Senior Vice President of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (i) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder and they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2005 and as at March 31, 2005, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month period ended March 31, 2005, and as at March 31, 2005; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive, audit, compensation, and nominating and corporate governance committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the related rules and regulations adopted by the Commission; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and

                    (2) with respect to the period subsequent to March 31, 2005, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the March 31, 2005, consolidated balance sheet incorporated by reference in the Prospectus, or for the period from April 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net earnings or income before income taxes and its subsidiaries or in operating income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Summary - Summary Financial Data," and in the Form 20-F incorporated by reference in the Prospectus, including the information set forth under the caption "Selected Financial Data," agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 5 or
     (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (k) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

          (l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request for the purposes of enabling counsel to the Underwriters to pass upon the issuance and sale of the Securities as contemplated by this Agreement and the matters referred to in
     Section 5(a) and Section 5(b) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the agreements of the Company, or the fulfillment of any of the conditions herein contained.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 5 shall be delivered at the office of Weil, Gotshal & Manges LLP, U.S. counsel for the Underwriters, at 767 Fifth Avenue, New York, New York, 10153, on the Closing Date.

          6.  AGREEMENTS.  The Company covenants with each Underwriter that:

          (a) The Company will furnish to the Representatives, without charge, two conformed copies of the Registration Statement (including exhibits thereto) and for delivery to the Representatives a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the second Business Day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

          (b) Prior to the completion of the distribution of the Securities by the Underwriters (as determined by the Representatives), before amending or supplementing the Registration Statement or the Prospectus relating to this offering of Securities, the Company will furnish to the Representatives a copy of each such proposed amendment or supplement and, subject to the applicable law, will not file any such proposed amendment or supplement to which the Representatives reasonably object, and will file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule; PROVIDED, HOWEVER, that, prior to the completion of the distribution of the Securities by the Underwriters (as determined by the Underwriters), the Company will not file any document under the Exchange Act that is incorporated by reference in the Prospectus unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Prospectus shall have been filed with the Commission.

          (c) If at any time prior to the completion of the sale of the Securities by the Underwriters (as determined by the Representatives), any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 6, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

          (d) The Company will promptly from time to time take such action as is required to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any subsidiary shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Company will cooperate with the Representatives and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (f) The Company will not for a period of 60 days following the Execution Time, without the prior written consent of the Banc of America Securities LLC, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

          (g)  The Company will, for a period of twelve months following the

Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to shareholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public.

          (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and the dealers, in the quantities herein above specified; (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum; (iv) the cost of printing certificates representing the Securities; (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vi) the fees payable in connection with the rating of the Securities; (vii) all expenses in connection with any offer and sale of the Securities outside of the United States, including filing fees; and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Sections 8 and 10(b) below, the Underwriters will pay all of its costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers it may make.

          (i) During the period from the date of this Agreement to the completion of distribution of the Securities, the Company will promptly notify the Underwriters in writing of:

               (i) any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries taken as a whole; and

               (ii) any material fact which has arisen or been discovered and would have been required to have been stated in the Prospectus had the fact arisen or been discovered on, or prior to, the date of such document.

          (j) Neither the Company nor any subsidiary nor any of its or their respective officers or directors, will, directly or indirectly, until the completion of distribution: (i) take any action designed to cause or to result in, or that constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; or (ii) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Securities other than the fees payable pursuant to this Agreement.

          (k) During the period from the date of this Agreement to the completion of distribution of the Securities, the Company will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of: (i) the time when any amendment or supplement to the Prospectus or Registration Statement has been filed or becomes effective; (ii) the issuance by the Commission of any cease trade order, stop order or any other order preventing or suspending the trading of the Securities or the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto;
(iii) any request made by the Commission for amending the Prospectus or the Registration Statement, or for additional information; (iv) the suspension of the qualification of the Securities for offering or sale in any jurisdiction; or
(v) the institution, threatening or contemplation of any proceeding for any such purpose. The Company will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible.

          (l) The Company will provide to the Underwriters, Weil, Gotshal & Manges LLP and Osler, Hoskin & Harcourt LLP reasonable access during normal business hours for the period from the date hereof through the Closing Date to the officers, employees, facilities, books and records of the Company and its subsidiaries.

          (m) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act to the extent applicable to a "foreign private issuer" as defined in the Exchange Act.

          (n) The Company hereby acknowledges that each Underwriter will be acting pursuant to a contractual relationship on an arm's length basis and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person. The Company and each Underwriter each hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own independent judgments with respect to any transactions entered into among them.

          7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Banc of America Securities LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting," (i) the list of underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of no more than one such separate counsel for all indemnified parties in each applicable jurisdiction if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive
delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          10. TERMINATION. (a) This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Subordinate Voting Shares shall have been suspended by the Commission or the New York Stock Exchange or the Toronto Stock Exchange or trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by U.S. or Canadian federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

          (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 6(h) hereof and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

          11. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Banc of America Securities LLC General Counsel (fax no.: (212) 602-3644) and confirmed to the General Counsel, Banc of America Securities LLC, at 9 West 57th Street, New York, New York, 10019, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Celestica Inc., 1150 Eglinton Avenue East, Toronto, Ontario M3C 1H7, Canada (fax no.: (416) 448-2817) and confirmed to it at General Counsel, attention of the Legal Department.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Toronto.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          If the foregoing is in accordance with the your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and the your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                   Very truly yours,

                                   CELESTICA INC.

                                   By:/s/ Paul Nicoletti
                                      -------------------------
                                      Paul Nicoletti
                                      SVP and Corporate Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
CIBC World Markets Corp.
RBC Capital Markets Corporation
Scotia Capital Inc.
Wachovia Capital Markets, LLC
McDonald Investments Inc.

By:  Banc of America Securities LLC

By: /s/ Daniel J. Kelly
    --------------------------------
    Daniel J. Kelly
    Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

                                                              PRINCIPAL AMOUNT OF
UNDERWRITERS                                                      SECURITIES
------------                                                  -------------------
Banc of America Securities LLC                                $        59,168,000
Citigroup Global Markets Inc.                                          59,166,000
Deutsche Bank Securities Inc.                                          59,166,000
CIBC World Markets Corp.                                               20,000,000
RBC Capital Markets Corporation                                        20,000,000
Scotia Capital Inc.                                                    20,000,000
Wachovia Capital Markets, LLC                                          10,000,000
McDonald Investments Inc.                                               2,500,000
                                                              -------------------
     Total...........                                         $       250,000,000
                                                              ===================

SCHEDULE II

Celestica (U.S.A.) Inc., a Delaware corporation

Celestica (U.S. Holdings) Inc., a Delaware corporation

Celestica Corporation, a Delaware corporation

Celestica Cayman Holdings 1 Limited, a Cayman Islands corporation

IMS International Manufacturing Services Limited, a Cayman Islands corporation

1282087 Ontario Inc., an Ontario corporation

Celestica Singapore Pte Ltd., a Singapore corporation

Celestica Holdings Pte Ltd., a Singapore corporation

                                                                               2